EXHIBIT 10.1

AMENDMENT
TO THE
ST. JUDE MEDICAL, INC.
2006 STOCK INCENTIVE PLAN

THIS AMENDMENT, amending the St. Jude Medical, Inc. 2006 Stock Incentive Plan (the “Plan”), is adopted by St. Jude Medical, Inc., a Minnesota corporation (the “Company”).
WHEREAS, the Company has heretofore established and maintains the St. Jude Medical, Inc. 2006 Stock Incentive Plan and amendments thereto (as amended, the “Plan”); and
WHEREAS, pursuant to the terms of the Plan, the Board of Directors has retained the power to amend the Plan and the proposed amendment to the Plan does not require shareholder approval; and
WHEREAS, the Board has authorized the amendment of the Plan as provided herein.
NOW THEREFORE, pursuant to the power of amendment contained in Section 9(a) of the Plan, the Plan is hereby amended as follows:

1.	Section 5(c) of the Plan is hereby deleted in its entirety.

2.	Except as expressly amended hereby, the Plan is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer on the 1 day of May, 2013.

ST. JUDE MEDICAL, INC.

By:     /s/ Jason Zellers_______________________________
Its:     Vice President, General Counsel & Corporate Secretary